Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink’s Reports Strong Growth in Full-Year Earnings

•	Full-Year EPS: GAAP $.55 vs ($.65); Non-GAAP $3.89 vs $3.46

•	Fourth Quarter EPS: GAAP ($.08) vs $.68; Non-GAAP $1.18 vs $1.05

•	Segment Operating Profit Rose 22% in Fourth Quarter, up 17% in Full Year

•	Results Include Cash Repatriation Expense ($5M or $.06 per share) and Charge Related to Equity Investment in MoneyGram ($3M or $.05 per share), not in prior guidance

•	Strategic Plan Ending 2019 Yielded 3-year Operating Profit CAGR of 9% GAAP and 22% Non-GAAP

•	New 3-Year Strategic Plan to be Announced at June Investor Day

•	New $250M Share Repurchase Program

RICHMOND, Va., February 6, 2020 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced fourth-quarter and full-year results.

(In millions, except for per share amounts)	Fourth-Quarter 2019
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$936	3%	$936	3%	8%
Operating Profit	$73	(10%)	$116	11%	34%
Operating Margin	7.8%	(110) bps	12.4%	100 bps	270 bps
Net Income / Adjusted EBITDA(a)	$(3)	NM	$153	4%	21%
EPS	$(0.08)	NM	$1.18	12%	42%

(In millions, except for per share amounts)	Full Year 2019
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$3,683	6%	$3,680	7%	15%
Operating Profit	$237	(14%)	$392	13%	36%
Operating Margin	6.4%	(150 bps)	10.6%	50 bps	190 bps
Net Income / Adjusted EBITDA(a)	$29	NM	$564	10%	27%
EPS	$0.55	NM	$3.89	12%	44%

(a)	The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.

(b)	Constant currency represents 2019 results at 2018 exchange rates.

Doug Pertz, president and chief executive officer, said: “Our strong fourth-quarter and full-year results in 2019 set the stage for continued growth in 2020 and marked the successful completion of our initial three-year strategic plan. Over the plan period, we achieved an 81% increase in non-GAAP operating profit, reflecting a compound annual growth rate of 22% that includes a margin rate expansion of 320 basis points to 10.6%. Earnings per share increased 71% over the same timeframe for a compound annual growth rate of 19%. These results were driven by strong organic profit growth and the completion of 13 strategic acquisitions, including the acquisition of Dunbar Armored in the U.S., which remains on track to exceed $45 million in cost synergies. Most importantly, we created substantial value for our shareholders. We look forward to achieving similar success over the course of our new three-year strategic plan beginning in 2020, which we will review in detail at our Investor Day on June 1.

Pertz added: "Looking ahead, our full-year non-GAAP guidance for 2020 includes 10% operating profit growth and 13% earnings growth, driven primarily by a continuation and expansion of the Strategy 1.0 organic growth initiatives that we began implementing in 2017. We expect to achieve these targets despite continued currency headwinds, higher cash repatriation expenses and operating expenses related to developing, piloting and commercializing our Strategy 2.0 initiatives. Our current 2020 guidance assumes limited upside from these 2.0 initiatives, which we expect to begin rolling out in the second half of the year."

2020 Non-GAAP Guidance
The company's 2020 non-GAAP guidance includes:

•	Revenue: $3.775 billion, up ~3%, organic growth ~5%

•	Operating profit: $420 million to $440 million, up ~10%

•	Margin rate: 11.4%, up ~80 basis points

•	Adjusted EBITDA: $600 million to $620 million, up ~8%

•	EPS: $4.30 to $4.50, up ~13%

•	Free cash flow before dividends: $230 million, up ~36%
Assumptions include:

•	Currency rates as of 12/31/19, except for Argentina

•	Argentina negative profit impact vs 2019:

▪	$10 million based on an average peso of 76 per USD

▪	$5 million form expenses related to to cash repatriation

•	$20 million of operating expenses for Strategy 2.0 development, pilots and commercial start-up

•	Estimated tax rate: 32.0%

•	No impact from potential acquisitions included in guidance

Recent Announcements
Equity Investment in MoneyGram International
During the quarter, Brink’s invested $9 million in MoneyGram (NASDAQ: MGI)  common stock through open market purchases equaling approximately 4.95% of its outstanding shares.  Brink’s and MoneyGram are in discussions to develop a long-term strategic partnership agreement that has the potential to yield significant commercial benefits for both companies.  MoneyGram is one of the largest money transfer companies in the world, with 350,000 locations in more than 200 countries.  In the fourth quarter, Brink’s recorded a non-cash charge of $3 million or $.05 per share related to a decrease in the fair market value of its initial investment.
New $250 Million Share Repurchase Authorization
In a separate announcement, Brink’s announced that its board of directors approved a $250 million share repurchase authorization that expires on December 31, 2021. The authorization replaces the company’s previous share repurchase program, which expired December 31, 2019. Under the previous program, Brink’s repurchased 1.3 million shares of its common stock for approximately $94 million, or an average cost of $69.35 per share.
Investor Day Scheduled for June 1
Brink’s will host an Investor Day on June 1, 2020, in New York City. The company will provide an overview of its strategy, markets, operations, financial metrics and long-term goals. For more information, please contact investor relations at investorrelations@brinkscompany.com.

Conference Call
Brink’s will host a conference call on February 6 at 8:30 a.m. ET to review fourth-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at http://dpregister.com/10138228 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). To access the webcast and related earnings material, click here. A replay of the call will be available through March 6, 2020 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 10138228. An archived version of the webcast will be available online in the Investor Relations section of www.brinks.com or by clicking here.

2020 Guidance (Unaudited)
(In millions except as noted)

	2019 GAAP	2019 Non-GAAP(a)	2020 GAAP Outlook(b)	Reconciling Items(a)	2020 Non-GAAP Outlook(a)
Revenues	$3,683	3,680	3,775	—	3,775
Operating profit	237	392	365 – 385	55	420 – 440
Nonoperating expense	(143)	(95)	(129) – (133)	44	(85) – (89)
Provision for income taxes	(61)	(93)	(94) – (101)	~ (12)	(107) – (112)
Noncontrolling interests	(4)	(4)	(6)	—	(6)
Income from continuing operations attributable to Brink's	28	199	136 – 145	~ 87	222 – 233
EPS from continuing operations attributable to Brink's	$0.55	3.89	2.61 – 2.81	1.69	4.30 – 4.50

Operating profit margin	6.4%	10.6%	9.7% – 10.2%	~ 1.5%	11.1% – 11.7%

Effective income tax rate	65.2%	31.4%	40.0%	(8.0)%	32.0%

Free cash flow before dividends		169			230

Adjusted EBITDA		564			600 – 620

Changes from 2019	Revenue Change				Operating Profit Change		EPS Change
	2020 GAAP Outlook(b)	% Change vs. 2019	2020 Non-GAAP Outlook(a)	% Change vs. 2019	2020 GAAP Outlook(b)	2020 Non-GAAP Outlook(a)	2020 Non-GAAP Outlook(a)
Organic	186	5	189	5	141 – 161	80 – 100	1.09 – 1.29
Acquisitions / Dispositions(c)	16	—	16	—	42	3	0.04
Currency	(110)	(3)	(110)	(3)	(55)	(55)	(0.72)
Total	92	2	95	3	128 – 148	28 – 48	0.41 – 0.61

Amounts may not add due to rounding

(a)
The 2019 Non-GAAP amounts are reconciled to the corresponding GAAP items on pages 10-13. The 2020 Non-GAAP outlook amounts exclude certain forecasted Non-GAAP adjusting items, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in 2020 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The 2020 Non-GAAP outlook amounts for operating profit, nonoperating expense, provision for income taxes, income from continuing operations, EPS from continuing operations, effective income tax rate, free cash flow before dividends and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations in 2020 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

(b)
The 2020 GAAP outlook excludes any forecasted impact from highly inflationary accounting on our Argentina operations as well as other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

(c)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Fourth-Quarter 2019 vs. 2018

GAAP		Organic	Acquisitions /			% Change
	4Q'18	Change	Dispositions(a)	Currency(b)	4Q'19	Total	Organic
Revenues:
North America	$439	12	5	3	459	5	3
South America	223	37	20	(48)	232	4	16
Rest of World	246	2	—	(3)	245	—	1
Segment revenues(g)	$908	51	25	(48)	936	3	6

Other items not allocated to segments(d)	—	—	—	—	—	—	—
Revenues - GAAP	$908	51	25	(48)	936	3	6

Operating profit:
North America	$50	6	1	1	57	16	13
South America	51	33	5	(19)	70	37	65
Rest of World	32	2	—	—	34	6	6
Segment operating profit	132	41	6	(19)	161	22	31
Corporate(c)	(28)	(12)	—	(5)	(45)	60	43
Operating profit - non-GAAP	$104	29	6	(23)	116	11	28

Other items not allocated to segments(d)	(23)	(12)	(6)	(2)	(42)	86	53
Operating profit (loss) - GAAP	$81	17	—	(25)	73	(10)	21

GAAP interest expense	(19)				(22)	16

GAAP interest and other income (expense)	(10)				(31)	unfav

GAAP provision for income taxes	17				24	41

GAAP noncontrolling interests	1				1	(33)

GAAP income (loss) from continuing operations(f)	35				(4)	unfav

GAAP EPS(f)	$0.68				(0.08)	unfav

GAAP weighted-average diluted shares	51.4				50.4	(2)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	4Q'18	Change	Dispositions(a)	Currency(b)	4Q'19	Total	Organic

Segment revenues - GAAP/non-GAAP	$908	51	25	(48)	936	3	6

Non-GAAP operating profit	104	29	6	(23)	116	11	28

Non-GAAP interest expense	(18)				(21)	13

Non-GAAP interest and other income (expense)	(2)				(6)	unfav

Non-GAAP provision for income taxes	29				28	(2)

Non-GAAP noncontrolling interests	1				1	(22)

Non-GAAP income from continuing operations(f)	54				61	12

Non-GAAP EPS(f)	$1.05				1.18	12

Non-GAAP weighted-average diluted shares	51.4				51.4	—

Amounts may not add due to rounding.

(a)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

(b)
The amounts in the “Currency” column consist of the effects of Venezuela devaluations, prior to deconsolidation, the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.

(d)	See pages 8-9 for more information.

(e)	Non-GAAP results are reconciled to applicable GAAP results on pages 10-13.

(f)	Attributable to Brink's.

(g)	Segment revenues equal our total reported non-GAAP revenues.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Full-Year 2019 vs. 2018

GAAP		Organic	Acquisitions /			% Change
	2018	Change	Dispositions(a)	Currency(b)	2019	Total	Organic
Revenues:
North America	$1,466	67	253	(4)	1,783	22	5
South America	927	144	70	(224)	917	(1)	16
Rest of World	1,044	10	(35)	(40)	980	(6)	1
Segment revenues(g)	$3,438	222	288	(268)	3,680	7	6

Other items not allocated to segments(d)	51	(47)	(1)	—	4	(93)	(92)
Revenues - GAAP	$3,489	174	288	(268)	3,683	6	5

Operating profit:
North America	$130	39	17	—	186	44	30
South America	199	78	16	(76)	217	9	39
Rest of World	114	3	1	(3)	116	1	3
Segment operating profit	443	121	35	(79)	519	17	27
Corporate(c)	(96)	(29)	—	(3)	(128)	33	30
Operating profit - non-GAAP	$347	91	35	(81)	392	13	26

Other items not allocated to segments(d)	(72)	(44)	(48)	9	(155)	unfav	61
Operating profit - GAAP	$275	48	(13)	(73)	237	(14)	17

GAAP interest expense	(67)				(91)	36

GAAP loss on deconsolidation of Venezuela operations	(127)				—	fav

GAAP interest and other income (expense)	(39)				(53)	36

GAAP provision for income taxes	70				61	(13)

GAAP noncontrolling interests	6				4	(28)

GAAP income (loss) from continuing operations(f)	(33)				28	fav

GAAP EPS(f)	$(0.65)				0.55	fav

GAAP weighted-average diluted shares	50.9				51.1	—

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2018	Change	Dispositions(a)	Currency(b)	2019	Total	Organic

Segment revenues - GAAP/non-GAAP	$3,438	222	288	(268)	3,680	7	6

Non-GAAP operating profit	347	91	35	(81)	392	13	26

Non-GAAP interest expense	(66)				(85)	29

Non-GAAP loss on deconsolidation of Venezuela operations	—				—	—

Non-GAAP interest and other income (expense)	2				(10)	unfav

Non-GAAP provision for income taxes	97				93	(4)

Non-GAAP noncontrolling interests	7				4	(37)

Non-GAAP income from continuing operations(f)	179				199	11

Non-GAAP EPS(f)	$3.46				3.89	12

Non-GAAP weighted-average diluted shares	51.9				51.1	(2)

Amounts may not add due to rounding.

See page 4 for footnote explanations.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2018	December 31, 2019
Assets
Cash and cash equivalents	$343.4	311.0
Restricted cash	136.1	158.0
Accounts receivable, net	599.5	635.6
Right-of-use assets, net	—	270.3
Property and equipment, net	699.4	763.3
Goodwill and intangibles	907.5	1,057.1
Deferred income taxes	236.5	273.5
Other	313.6	295.0

Total assets	$3,236.0	3,763.8

Liabilities and Equity

Accounts payable	174.6	184.5
Debt	1,554.0	1,643.6
Retirement benefits	563.0	576.7
Accrued liabilities	502.1	628.4
Lease liabilities	—	218.4
Other	275.7	304.6
Total liabilities	3,069.4	3,556.2

Equity	166.6	207.6

Total liabilities and equity	$3,236.0	3,763.8

Selected Items - Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2018	2019
Net cash provided by operating activities	364.1	368.6
Net cash used by investing activities	(672.7)	(333.0)
Net cash provided (used) by financing activities	93.4	(38.0)

Effect of exchange rate changes on cash	(32.2)	(8.1)
Cash, cash equivalents and restricted cash:
Increase (decrease)	(247.4)	(10.5)
Balance at beginning of period	726.9	479.5
Balance at end of period	$479.5	469.0

Supplemental Cash Flow Information

Capital expenditures	$(155.1)	(164.8)
Acquisitions	(520.9)	(183.9)
Payment of acquisition-related obligation	(17.6)	(20.3)
Depreciation and amortization	162.3	185.0
Cash paid for income taxes, net	(90.6)	(23.9)

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serves customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2020 GAAP and non-GAAP outlook, including revenue, organic growth, operating profit, operating profit margin, adjusted EBITDA, tax rate, and the expected impact of currency and acquisitions and dispositions; expected profit decline in Argentina and expenses related to Strategy 2.0; and expected costs related to Reorganization and Restructuring activities. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2018, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2018 and 2019 (Unaudited)
(In millions, except for percentages)

	Revenues
	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Revenues:
North America	$320.1	324.0	383.4	438.8	1,466.3	$434.5	442.5	446.7	459.1	1,782.8
South America	254.8	233.3	215.5	223.3	926.9	230.3	225.2	229.0	232.0	916.5
Rest of World	278.4	266.8	253.5	245.6	1,044.3	240.2	246.6	248.9	244.7	980.4
Segment revenues - GAAP and Non-GAAP	853.3	824.1	852.4	907.7	3,437.5	905.0	914.3	924.6	935.8	3,679.7

Other items not allocated to segments(a)
Venezuela operations	25.8	25.6	—	—	51.4	—	—	—	—	—
Acquisitions and dispositions	—	—	—	—	—	—	(0.3)	(0.2)	—	(0.5)
Internal loss	—	—	—	—	—	—	—	4.0	—	4.0
GAAP	$879.1	849.7	852.4	907.7	3,488.9	$905.0	914.0	928.4	935.8	3,683.2

	Operating Profit
	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Operating profit:
North America	$20.6	26.1	33.6	49.5	129.8	$44.0	46.4	38.7	57.3	186.4
South America	55.6	46.1	46.3	50.7	198.7	43.0	45.0	59.4	69.7	217.1
Rest of World	25.6	26.2	30.8	31.8	114.4	23.8	26.2	32.2	33.6	115.8
Corporate	(30.3)	(22.2)	(15.4)	(28.1)	(96.0)	(26.0)	(28.8)	(27.9)	(45.0)	(127.7)
Non-GAAP	71.5	76.2	95.3	103.9	346.9	84.8	88.8	102.4	115.6	391.6

Other items not allocated to segments(a)
Venezuela operations	3.5	(1.2)	—	—	2.3	—	—	—	—	—
Reorganization and Restructuring	(3.7)	(4.5)	(7.3)	(5.1)	(20.6)	(3.5)	(10.6)	(6.4)	(8.3)	(28.8)
Acquisitions and dispositions	(6.5)	(7.4)	(10.7)	(16.8)	(41.4)	(17.2)	(22.6)	(24.0)	(24.7)	(88.5)
Argentina highly inflationary impact	—	—	(8.3)	0.3	(8.0)	(4.3)	(0.1)	(7.9)	(2.2)	(14.5)
Internal loss	—	—	—	—	—	—	(2.6)	(11.3)	(7.0)	(20.9)
Reporting compliance	—	(1.4)	(2.0)	(1.1)	(4.5)	(1.4)	(0.3)	(0.3)	(0.1)	(2.1)
GAAP	$64.8	61.7	67.0	81.2	274.7	$58.4	52.6	52.5	73.3	236.8

	Margin
	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Margin:
North America	6.4%	8.1	8.8	11.3	8.9	10.1%	10.5	8.7	12.5	10.5
South America	21.8	19.8	21.5	22.7	21.4	18.7	20.0	25.9	30.0	23.7
Rest of World	9.2	9.8	12.1	12.9	11.0	9.9	10.6	12.9	13.7	11.8
Non-GAAP	8.4	9.2	11.2	11.4	10.1	9.4	9.7	11.1	12.4	10.6

Other items not allocated to segments(a)	(1.0)	(1.9)	(3.3)	(2.5)	(2.2)	(2.9)	(3.9)	(5.4)	(4.6)	(4.2)
GAAP	7.4%	7.3	7.9	8.9	7.9	6.5%	5.8	5.7	7.8	6.4

(a)	See explanation of items on page 9.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds.  As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results.

Reorganization and Restructuring
2016 Restructuring
In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016, an additional $17.3 million in 2017 and $13.0 million in 2018. The actions under this program were substantially completed in 2018, with cumulative pretax charges of approximately $48 million.

Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017, $7.6 million in 2018 and $28.8 million in 2019, primarily severance costs. For the current restructuring actions, we expect to incur additional costs between $1 million and $3 million in future periods.

Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.
Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2019 Acquisitions and Dispositions

•	We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019.

•	Amortization expense for acquisition-related intangible assets was $27.8 million in 2019.

•	Restructuring costs related to acquisitions, primarily Rodoban and Dunbar, were $5.6 million in 2019.

•	Transaction costs related to business acquisitions were $7.9 million in 2019.

•	Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019.

•	In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil.

2018 Acquisitions and Dispositions

•	Amortization expense for acquisition-related intangible assets was $17.7 million in 2018.

•	Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million.

•	2018 transaction costs related to business acquisitions were $6.7 million.

•	We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million.

•	Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018.

•	We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the second half of 2018, we recognized $8.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $6.2 million. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. These amounts are excluded from non-GAAP results.

Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was completed during the third quarter of 2019. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we plan to attempt to collect these receivables, we estimated an increase to bad debt expense of $13.7 million in the third quarter of 2019. The estimate of the allowance for doubtful accounts was adjusted in the fourth quarter of 2019 for an additional $6.4 million and will be adjusted in future periods, if needed, as assumptions related to the collectability of these accounts receivable change.  Out of the total $20.1 million in bad debt expense recorded in the second half of 2019, $19.2 million represented an allowance on $34.0 million of accounts receivable or 56%. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results.
Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($2.7 million in 2018 and $1.8 million in 2019) and the mitigation of material weaknesses ($1.8 million in 2018 and $0.3 million in 2019).

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 9 and in more detail in our Form 10-K, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2020 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	2018			2019
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
GAAP	$42.5	70.0	164.7%	$93.5	61.0	65.2%
Retirement plans(c)	33.2	7.9		47.3	11.1
Venezuela operations(a)(j)	1.2	(3.9)		0.9	—
Reorganization and Restructuring(a)	20.6	6.7		28.8	7.1
Acquisitions and dispositions(a)	47.0	13.8		93.6	5.1
Tax reform(d)	—	2.1		—	—
Tax on accelerated income(e)	—	—		—	7.3
Argentina highly inflationary impact(a)	7.3	—		14.5	(1.4)
Internal loss(a)	—	—		20.9	4.0
Reporting compliance(a)	4.5	0.1		2.1	0.1
Gain on lease termination(k)	—	—		(5.2)	(1.2)
Loss on deconsolidation of Venezuela operations(f)	126.7	0.1		—	—
Non-GAAP	$283.0	96.8	34.2%	$296.4	93.1	31.4%

Amounts may not add due to rounding.

(a)
See “Other Items Not Allocated To Segments” on pages 8-9 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.

(b)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 31.4% for 2019 and 34.2% for 2018.

(c)
Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

(d)
Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017.  This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets. The 2018 amount represents a benefit associated with reversing a portion of the 2017 estimated impact as a result of guidance issued by U.S. authorities.

(e)	The non-GAAP tax rate excludes the 2019 foreign tax benefits that resulted from a transaction that accelerated U.S. tax in 2015.

(f)	Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million.

(g)
Due to reorganization and restructuring activities, there was a $7.7 million non-GAAP adjustment to share-based compensation in 2019 and $0.1 million in the fourth quarter and full-year of 2018. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.

(h)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.

(i)
Because we reported a loss from continuing operations on a GAAP basis in the second quarter of 2018, full year 2018 and the fourth quarter of 2019, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the second quarter of 2018, full year 2018 and fourth quarter of 2019, non-GAAP EPS was calculated using diluted shares.

(j)
Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.9 million in 2019 ($0.6 million in the second half of 2018) and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect.

(k)	Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Revenues:
GAAP	$879.1	849.7	852.4	907.7	3,488.9	$905.0	914.0	928.4	935.8	3,683.2
Venezuela operations(a)	(25.8)	(25.6)	—	—	(51.4)	—	—	—	—	—
Acquisitions and dispositions(a)	—	—	—	—	—	—	0.3	0.2	—	0.5
Internal loss(a)	—	—	—	—	—	—	—	(4.0)	—	(4.0)
Non-GAAP	$853.3	824.1	852.4	907.7	3,437.5	$905.0	914.3	924.6	935.8	3,679.7

Operating profit (loss):
GAAP	$64.8	61.7	67.0	81.2	274.7	$58.4	52.6	52.5	73.3	236.8
Venezuela operations(a)	(3.5)	1.2	—	—	(2.3)	—	—	—	—	—
Reorganization and Restructuring(a)	3.7	4.5	7.3	5.1	20.6	3.5	10.6	6.4	8.3	28.8
Acquisitions and dispositions(a)	6.5	7.4	10.7	16.8	41.4	17.2	22.6	24.0	24.7	88.5
Argentina highly inflationary impact(a)	—	—	8.3	(0.3)	8.0	4.3	0.1	7.9	2.2	14.5
Internal loss(a)	—	—	—	—	—	—	2.6	11.3	7.0	20.9
Reporting compliance(a)	—	1.4	2.0	1.1	4.5	1.4	0.3	0.3	0.1	2.1
Non-GAAP	$71.5	76.2	95.3	103.9	346.9	$84.8	88.8	102.4	115.6	391.6

Operating margin:
GAAP margin	7.4%	7.3%	7.9%	8.9%	7.9%	6.5%	5.8%	5.7%	7.8%	6.4%

Non-GAAP margin	8.4%	9.2%	11.2%	11.4%	10.1%	9.4%	9.7%	11.1%	12.4%	10.6%

Interest expense:
GAAP	$(15.0)	(15.8)	(17.0)	(18.9)	(66.7)	$(23.0)	(22.7)	(22.9)	(22.0)	(90.6)
Venezuela operations(a)	—	0.1	—	—	0.1	—	—	—	—	—
Acquisitions and dispositions(a)	0.2	0.2	0.1	0.7	1.2	1.5	1.5	1.5	1.3	5.8
Argentina highly inflationary impact(a)	—	—	—	(0.2)	(0.2)	—	—	—	—	—
Non-GAAP	$(14.8)	(15.5)	(16.9)	(18.4)	(65.6)	$(21.5)	(21.2)	(21.4)	(20.7)	(84.8)

Loss on deconsolidation of Venezuela operations:
GAAP	$—	(126.7)	—	—	(126.7)	$—	—	—	—	—
Loss on deconsolidation of Venezuela operations(f)	—	126.7	—	—	126.7	—	—	—	—	—
Non-GAAP	$—	—	—	—	—	$—	—	—	—	—

Interest and other income (expense):
GAAP	$(13.1)	(8.1)	(8.1)	(9.5)	(38.8)	$(11.2)	(3.1)	(7.8)	(30.6)	(52.7)
Retirement plans(c)	8.8	8.1	8.1	8.2	33.2	8.4	6.5	6.6	25.8	47.3
Venezuela operations(a)(j)	1.9	0.9	0.3	0.3	3.4	0.5	0.4	—	—	0.9
Acquisitions and dispositions(a)	2.9	2.4	0.2	(1.1)	4.4	—	—	0.2	(0.9)	(0.7)
Argentina highly inflationary impact(a)	—	—	(0.5)	—	(0.5)	—	—	—	—	—
Gain on lease termination(k)	—	—	—	—	—	—	(5.2)	—	—	(5.2)
Non-GAAP	$0.5	3.3	—	(2.1)	1.7	$(2.3)	(1.4)	(1.0)	(5.7)	(10.4)
Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Taxes:
GAAP	$11.4	18.6	23.0	17.0	70.0	$9.7	12.7	14.7	23.9	61.0
Retirement plans(c)	1.9	2.0	2.0	2.0	7.9	1.9	1.6	1.6	6.0	11.1
Venezuela operations(a)	(1.5)	(2.4)	—	—	(3.9)	—	—	—	—	—
Reorganization and Restructuring(a)	1.2	1.5	2.4	1.6	6.7	1.0	2.6	2.0	1.5	7.1
Acquisitions and dispositions(a)	3.1	6.2	2.8	1.7	13.8	1.7	1.1	0.9	1.4	5.1
Tax reform(d)	—	—	—	2.1	2.1	—	—	—	—	—
Tax on accelerated income(e)	0.5	(0.2)	—	(0.3)	—	—	—	—	7.3	7.3
Argentina highly inflationary impact(a)	—	—	0.6	(0.6)	—	—	—	(1.4)	—	(1.4)
Internal loss(a)	—	—	—	—	—	—	0.1	2.4	1.5	4.0
Reporting compliance(a)	—	0.3	0.5	(0.7)	0.1	—	—	—	0.1	0.1
Gain on lease termination(k)	—	—	—	—	—	—	—	(1.2)	—	(1.2)
Loss on deconsolidation of Venezuela operations(f)	—	—	0.1	—	0.1	—	—	—	—	—
Income tax rate adjustment(b)	3.0	(4.1)	(4.6)	5.7	—	4.9	2.7	6.1	(13.7)	—
Non-GAAP	$19.6	21.9	26.8	28.5	96.8	$19.2	20.8	25.1	28.0	93.1

Noncontrolling interests:
GAAP	$3.2	0.3	1.4	0.9	5.8	$0.8	1.5	1.3	0.6	4.2
Venezuela operations(a)	(0.6)	1.6	—	—	1.0	—	—	—	—	—
Reorganization and Restructuring(a)	—	(0.1)	—	0.1	—	—	—	—	—	—
Acquisitions and dispositions(a)	—	—	—	—	—	—	—	—	0.1	0.1
Income tax rate adjustment(b)	(0.4)	(0.1)	0.6	(0.1)	—	—	—	—	—	—
Non-GAAP	$2.2	1.7	2.0	0.9	6.8	$0.8	1.5	1.3	0.7	4.3

Income (loss) from continuing operations attributable to Brink's:
GAAP	$22.1	(107.8)	17.5	34.9	(33.3)	$13.7	12.6	5.8	(3.8)	28.3
Retirement plans(c)	6.9	6.1	6.1	6.2	25.3	6.5	4.9	5.0	19.8	36.2
Venezuela operations(a)(j)	0.5	3.0	0.3	0.3	4.1	0.5	0.4	—	—	0.9
Reorganization and Restructuring(a)	2.5	3.1	4.9	3.4	13.9	2.5	8.0	4.4	6.8	21.7
Acquisitions and dispositions(a)	6.5	3.8	8.2	14.7	33.2	17.0	23.0	24.8	23.6	88.4
Tax reform(d)	—	—	—	(2.1)	(2.1)	—	—	—	—	—
Tax on accelerated income(e)	(0.5)	0.2	—	0.3	—	—	—	—	(7.3)	(7.3)
Argentina highly inflationary impact(a)	—	—	7.2	0.1	7.3	4.3	0.1	9.3	2.2	15.9
Internal loss(a)	—	—	—	—	—	—	2.5	8.9	5.5	16.9
Reporting compliance(a)	—	1.1	1.5	1.8	4.4	1.4	0.3	0.3	—	2.0
Gain on lease termination(k)	—	—	—	—	—	—	(5.2)	1.2	—	(4.0)
Loss on deconsolidation of Venezuela operations(f)	—	126.7	(0.1)	—	126.6	—	—	—	—	—
Income tax rate adjustment(b)	(2.6)	4.2	4.0	(5.6)	—	(4.9)	(2.7)	(6.1)	13.7	—
Non-GAAP	$35.4	40.4	49.6	54.0	179.4	$41.0	43.9	53.6	60.5	199.0

Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Adjusted EBITDA(h):
Net income (loss) attributable to Brink's - GAAP	$22.3	(107.9)	17.4	34.9	(33.3)	$13.7	12.5	5.4	(2.6)	29.0
Interest expense - GAAP	15.0	15.8	17.0	18.9	66.7	23.0	22.7	22.9	22.0	90.6
Income tax provision - GAAP	11.4	18.6	23.0	17.0	70.0	9.7	12.7	14.7	23.9	61.0
Depreciation and amortization - GAAP	38.8	39.1	41.6	42.8	162.3	47.9	48.7	42.9	45.5	185.0
EBITDA	$87.5	(34.4)	99.0	113.6	265.7	$94.3	96.6	85.9	88.8	365.6
Discontinued operations - GAAP	(0.2)	0.1	0.1	—	—	—	0.1	0.4	(1.2)	(0.7)
Retirement plans(c)	8.8	8.1	8.1	8.2	33.2	8.4	6.5	6.6	25.8	47.3
Venezuela operations(a)(j)	(1.5)	(0.1)	0.3	0.3	(1.0)	0.5	0.4	—	—	0.9
Reorganization and Restructuring(a)	2.5	4.4	6.9	4.9	18.7	3.4	10.6	6.4	8.2	28.6
Acquisitions and dispositions(a)	5.6	6.4	6.4	9.7	28.1	10.8	12.2	17.2	16.6	56.8
Argentina highly inflationary impact(a)	—	—	7.8	(0.3)	7.5	4.1	(0.2)	7.6	1.2	12.7
Internal loss(a)	—	—	—	—	—	—	2.6	11.3	7.0	20.9
Reporting compliance(a)	—	1.4	2.0	1.1	4.5	1.4	0.3	0.3	0.1	2.1
Gain on lease termination(k)	—	—	—	—	—	—	(5.2)	—	—	(5.2)
Loss on deconsolidation of Venezuela operations(f)	—	126.7	—	—	126.7	—	—	—	—	—
Income tax rate adjustment(b)	0.4	0.1	(0.6)	0.1	—	—	—	—	—	—
Share-based compensation(g)	6.8	5.7	6.3	9.5	28.3	8.9	9.7	9.5	6.9	35.0
Adjusted EBITDA	$109.9	118.4	136.3	147.1	511.7	$131.8	133.6	145.2	153.4	564.0

EPS:
GAAP	$0.42	(2.11)	0.34	0.68	(0.65)	$0.27	0.25	0.11	(0.08)	0.55
Retirement plans(c)	0.13	0.12	0.12	0.12	0.49	0.13	0.10	0.10	0.39	0.71
Venezuela operations(a)(j)	0.01	0.06	0.01	0.01	0.08	0.01	0.01	—	—	0.02
Reorganization and Restructuring costs(a)	0.05	0.06	0.09	0.07	0.27	0.05	0.16	0.09	0.13	0.43
Acquisitions and dispositions(a)	0.12	0.07	0.16	0.29	0.64	0.33	0.45	0.49	0.46	1.73
Tax reform(d)	—	—	—	(0.04)	(0.04)	—	—	—	—	—
Tax on accelerated income(e)	(0.01)	—	—	0.01	—	—	—	—	(0.14)	(0.14)
Argentina highly inflationary impact(a)	—	—	0.14	—	0.14	0.09	—	0.18	0.04	0.31
Internal loss(a)	—	—	—	—	—	—	0.05	0.17	0.11	0.33
Reporting compliance(a)	—	0.02	0.03	0.04	0.09	0.03	0.01	0.01	—	0.04
Gain on lease termination(k)	—	—	—	—	—	—	(0.10)	0.02	—	(0.08)
Loss on deconsolidation of Venezuela operations(f)	—	2.43	—	—	2.44	—	—	—	—	—
Income tax rate adjustment(b)	(0.05)	0.08	0.08	(0.11)	—	(0.10)	(0.05)	(0.12)	0.27	—
Share adjustment(i)	—	0.04	—	—	0.01	—	—	—	—	—
Non-GAAP	$0.68	0.78	0.95	1.05	3.46	$0.81	0.86	1.05	1.18	3.89

Depreciation and Amortization:
GAAP	$38.8	39.1	41.6	42.8	162.3	$47.9	48.7	42.9	45.5	185.0
Venezuela operations(a)	(0.5)	(0.6)	—	—	(1.1)	—	—	—	—	—
Reorganization and Restructuring(a)	(1.2)	(0.2)	(0.4)	(0.1)	(1.9)	(0.1)	—	—	(0.1)	(0.2)
Acquisitions and dispositions(a)	(3.8)	(3.4)	(4.5)	(6.0)	(17.7)	(6.4)	(10.4)	(7.0)	(7.1)	(30.9)
Argentina highly inflationary impact(a)	—	—	—	—	—	(0.2)	(0.3)	(0.3)	(1.0)	(1.8)
Non-GAAP	$33.3	34.9	36.7	36.7	141.6	$41.2	38.0	35.6	37.3	152.1

Amounts may not add due to rounding.
See page 10 for footnote explanations.